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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF IVAX DIAGNOSTICS, INC.

                                              State or Other Jurisdiction of
Name of Subsidiary                            Incorporation or Organization
------------------                            -----------------------------

Delta Biologicals, S.r.l.                     Italy

Diamedix Corporation                          State of Florida

ImmunoVision, Inc.                            State of Florida